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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934
                              --------------------

       Date of Report (Date of earliest event reported): February 3, 2003

                        TRAVELERS PROPERTY CASUALTY CORP.

             (Exact Name of Registrant as Specified in its Charter)


            Connecticut              001-31266            No. 06-1008174

  (State or Other Jurisdiction  (Commission File   (IRS Employer Identification
          of Incorporation)         Number)                   No.)



   One Tower Square, Hartford, Connecticut                         06183

   (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (860) 277-0111


                                 Not Applicable

         (Former name or former address, if changed since last report.)






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ITEM 9. REGULATION FD DISCLOSURE


              In connection with the refinancing of a portion of the indebtedness Travelers incurred in December 2002, Travelers disclosed the following update to the Legal Proceedings disclosure in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2002. This information will also be reflected in Travelers' Annual Report on Form 10-K for the year ended December 31, 2002, which will be filed in March 2003.

              In one of the series of purported class actions and one multi-party action in various courts against some of the Company's subsidiaries, dozens of other insurers and the National Council on Compensation Insurance, or the NCCI, the trial court in Texas granted class certification. In January 2003 the Fifth Circuit Court of Appeals reversed the trial court and decided in favor of the defendants, including Travelers, by ruling that class certification should not have been granted.

         Travelers entered into a settlement with JPMorgan Chase which fully resolved the litigation and all liabilities in connection with JPMorgan Chase Bank v. Liberty Mutual Insurance Company, et al., USDC S.D.N.Y. Under the settlement, Travelers paid $139 million, before reinsurance, and conveyed related bankruptcy rights to JPMorgan Chase.

         There have been two recent developments related to the direct action cases against Travelers. In January 2003, in the direct action cases related to the Wise, Meninger and Cashman cases the Johns Manville bankruptcy court extended the existing injunction to apply to an additional set of cases filed in various state courts in Texas as well as to the attorneys who are prosecuting these cases. The order also enjoins these attorneys and their respective law firms from commencing any further lawsuits against Travelers based upon these allegations without the prior approval of the court. Also in January 2003 Travelers was notified that additional direct actions were filed in a fifth state, Hawaii, alleging that Travelers participated in an effort to inappropriately induce plaintiffs to accept low settlement amounts in connection with asbestos-related claims asserted against one of its policyholders. The theory is similar to that in the Wise case. The plaintiffs seek damages including punitive damages. The complaints in these actions have not formally been served on Travelers. Travelers has not yet had an opportunity to fully evaluate the legal and factual bases for the claims or the defenses that might be available to Travelers or whether the temporary restraining order applicable to the other direct actions would apply; however, if the complaints are served, Travelers intends to defend vigorously and based on its preliminary review believes that it has meritorious defenses.

         In January 2003, in the proceedings relating to ACandS, Inc., ACandS filed a proposed Plan of Reorganization in its Bankruptcy proceeding. Pursuant to that Plan, ACandS seeks to establish a trust for the handling and disposition of asbestos claims. That trust, according to the proposed plan, will be assigned ACandS' rights to its insurance policies issued by Travelers.


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ITEM 7.  FINANCIAL STATEMENTS  AND EXHIBITS

         (a)   Not applicable.

         (b)   Not applicable.

         (c)   Exhibits: None











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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Travelers Property Casualty Corp.


Date:  February 3, 2003             By:   /s/ Paul H. Eddy
                                          ------------------------------
                                    Name:     Paul H. Eddy
                                    Title:    Deputy General Counsel and
                                               Assistant Secretary















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